Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors of Bank of Montreal

We consent to the use in this Registration Statement on Form S-8 of the following reports:

•

our auditors’ report dated December 7, 2010 on the consolidated balance sheets of Bank of Montreal (the “Bank”) as at October 31, 2010 and 2009, and the consolidated statements of income, comprehensive income, changes in shareholders’ equity and cash flows for each of the years in the three-year period ended October 31, 2010;

•	our Comments by Auditors for US Readers on Canada-US Reporting Differences, dated December 7, 2010; and

•	our auditors’ report dated December 7, 2010 on the Bank’s internal control over financial reporting as of October 31, 2010 each of which is included in the Bank’s Annual Report on Form 40-F for the fiscal year ended October 31, 2010 and incorporated by reference herein.

/s/ KPMG LLP

Chartered Accountants, Licensed Public Accountants

Toronto, Canada

October 27, 2011